                                                                   EXHIBIT 99.1
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                    [VION PHARMACEUTICALS, INC. LOGO OMITTED]

                              COMPANY CONTACT:      VION PHARMACEUTICALS, INC.
                                                    Howard B. Johnson, President
                                                    (203) 498-4210

VION PROVIDES UPDATE ON TRIAPINE(R)- GEMCITABINE TRIAL IN PANCREATIC CANCER

NEW HAVEN, CT, DECEMBER 14, 2004 - VION PHARMACEUTICALS, INC. (NASDAQ SMALLCAP:
VION) today released updated information on the Phase II trial of its anticancer agent Triapine(R) in combination with gemcitabine in pancreatic cancer.

Under the original protocol for this trial, Triapine(R) was administered for 4 hours intravenously prior to each dose of gemcitabine. The first patients were enrolled in May 2003 and the 4-hour infusion segment of the trial is now closed to accrual with 60 patients. Patients in the trial had no prior chemotherapy for metastatic or unresectable disease. The analysis includes all patients receiving at least a single dose of treatment on the study (n=60). As of December 12,
2004, the objective response rate is 11%, median progression-free survival is
4.7 months, and median survival is 7.1 months. Additional data from this trial will be presented at the American Society of Clinical Oncology (ASCO) 2005
Gastrointestinal Cancers Symposium to be held in Hollywood, Florida in January
2005.

As previously disclosed in the Company's September 2004 teleconference, preclinical data indicate that the interaction of Triapine(R) with gemcitabine is optimized by increasing the duration of the Triapine(R) exposure from 4 hours to 24 hours. Based on both these preclinical data and the initial results with the 4-hour infusion, in September 2004 the Company amended the pancreatic cancer trial to enroll 25-35 additional patients who will receive 24-hour infusions of
Triapine(R) prior to administration of gemcitabine.

Alan Kessman, Chief Executive Officer of Vion Pharmaceuticals, remarked, "We continue to pursue clinical development of Triapine(R) in combination with gemcitabine, though the results to date in our 4-hour infusion trials are not sufficiently different from previous studies of gemcitabine alone to justify the initiation of pivotal randomized trials at this time." He added, "We remain hopeful that a longer Triapine(R) infusion can improve the results we have seen to date with the 4-hour infusion in pancreatic cancer."

He concluded, "In addition to our ongoing efforts, the National Cancer Institute is sponsoring clinical trials of the Triapine(R)-gemcitabine combination in pancreatic, non-small-cell lung, breast cancer and biliary duct and gallbladder cancer. Information from these trials can also inform our decision on advancing the combination into the next stage of clinical development."

In addition to trials of the Triapine(R)-gemcitabine combination, the National
Cancer Institute is sponsoring several additional Phase I and II clinical trials of Triapine(R) as a single agent and in combination regimens which could provide additional registration pathways for the compound. The Company also plans to evaluate an oral formulation of Triapine(R). A Phase I trial of oral Triapine(R)
sponsored by the National Cancer Institute is expected to start in 2005.

Vion Pharmaceuticals, Inc. is developing novel agents for the treatment of cancer. Vion has two agents in Phase II clinical trials: CLORETAZINE(TM)
(VNP40101M), a unique sulfonylhydrazine alkylating agent, and Triapine(R), a potent inhibitor of a key step in DNA synthesis. In preclinical studies, Vion is also developing KS119, a hypoxia-selective compound from the sulfonylhydrazine class, and heterocyclic hydrazones. The Company is also known for developing
TAPET(R), a modified Salmonella vector used to deliver anticancer agents directly to tumors. For additional information on Vion and its product development programs, visit the Company's Internet web site at
www.vionpharm.com.

This news release contains forward-looking statements. Such statements are subject to certain risk factors which may cause Vion's plans to differ or results to vary from those expected, including Vion's ability to secure external sources of funding to continue its operations, the inability to access capital and funding on favorable terms, continued operating losses and the inability to continue operations as a result, its dependence on regulatory approval for its products, delayed or unfavorable results of drug trials, the possibility that favorable results of earlier clinical trials are not predictive of safety and efficacy results in later clinical trials, the need for additional research and testing, and a variety of other risks set forth from time to time in Vion's filings with the Securities and Exchange Commission, including but not limited to the risks discussed in Vion's Annual Report on Form 10-K/A for the year ended
December 31, 2003. Except in special circumstances in which a duty to update arises under law when prior disclosure becomes materially misleading in light of subsequent events, Vion does not intend to update any of these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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